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                                   EXHIBIT 23

                               SPARTON CORPORATION

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Sparton Corporation of our report dated August 22, 1997, included in the 1997 Annual Report to Shareowners of Sparton Corporation and subsidiaries.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-43703) pertaining to the Sparton Corporation 1989 Stock Option Plan of our report dated August 22, 1997, with respect to the consolidated financial statements of Sparton Corporation and subsidiaries incorporated by reference in this Annual Report (Form 10-K) for the year ended June 30, 1997.


                                                        /s/  ERNST & YOUNG LLP


Toledo, Ohio
September 26, 1997





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